   Exhibit 99.1
Frontier Communications
3 High Ridge Park
Stamford, CT 06905
(203) 614-5600
www.frontier.com

Frontier Communications to Release First-Quarter 2012 Results and Host Call

STAMFORD, Conn., April 9, 2012 -- Frontier Communications Corporation  (NASDAQ: FTR) plans to release first-quarter 2012 results on Monday, May 7, 2012 before the market opens and to host a conference call that day at 9:00 A.M. Eastern time.  The conference call will be webcast and may be accessed at:

http://investor.frontier.com/eventdetail.cfm?eventid=111874

A telephonic replay of the conference call will be available for one week beginning at 12:00 P.M. Eastern Time, May 7, 2012 at 888-203-1112 for U.S. and Canadian callers or, outside the U.S. and Canada, at 719-457-0820, passcode 9093467.  A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers voice, broadband, satellite video, wireless Internet data access, data security solutions, bundled offerings and specialized bundles for residential customers, small businesses and home offices and advanced business communications for medium and large businesses in 27 states.  Frontier’s approximately 15,400 employees are based entirely in the United States.  More information is available at www.frontier.com and www.frontier.com/ir.

INVESTOR CONTACTS:		MEDIA CONTACT:
David Whitehouse	Gregory Lundberg	Brigid Smith
SVP & Treasurer	Assistant Treasurer & Investor Relations	AVP Corp. Communications
(203) 614-5708	(203) 614-5044	(203) 614-5042
david.whitehouse@ftr.com	greg.lundberg@ftr.com	brigid.smith@ftr.com

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